UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 29, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 29, 2008, International Rectifier Corporation (the “Company”) issued a press release in response to the unsolicited proposal received August 15, 2008 from Vishay Intertechnology, Inc. (“Vishay”) and a subsequent letter received from Vishay on August 25, 2008.  A copy of that press release, which includes a letter sent to Vishay by the Chairman of the Board of the Company, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 29, 2008, the Company issued a memorandum to its employees regarding the Company’s response to the unsolicited proposal received August 15, 2008 from Vishay.  A copy of that memorandum is attached hereto as Exhibit 99.2 and incorporated herein by reference.

 On August 29, 2008, the Company issued a press release announcing the annual meeting date for its 2007 annual meeting.  A copy of that press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On August 29, 2008, the Company issued a press release providing an update on the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.  A copy of that press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibits 99.1, 99.2, 99.3 and 99.4 will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

 Item 8.01.  Other Matters.

On August 15, 2008, shortly after the Company’s disclosure that Vishay had made an unsolicited, non-binding proposal to acquire all outstanding shares of the Company for $21.22 per share in cash, a purported class action complaint captioned Hui Zhao v. International Rectifier Corporation, No. BC396461, was filed in the Superior Court of the State of California for the County of Los Angeles.  The complaint names as defendants the Company and all current directors and alleges that the Vishay proposal is unfair and that the Company’s directors breached their fiduciary duties in connection with the proposed acquisition by failing to properly value the Company and, if they accept the offer, by failing to maximize the Company’s value through steps such as the solicitation of alternate offers.  The action seeks to enjoin defendants from agreeing to the Vishay proposal or, alternatively, to rescind a merger with Vishay if it were ultimately consummated, as well as an award of attorneys’ fees and costs.  Five other substantively identical complaints seeking the same relief also have been filed in the same court: United Union of Roofers, Waterproofers & Allied Workers Local Union No. 8 v. International Rectifier Corp., No. BC396490 (filed Aug. 19, 2008); Gerber v. International Rectifier Corporation, No. BC 396678 (filed Aug. 20, 2008); Hay Ly v. International Rectifier Corporation, No. BC 396679 (filed Aug. 20, 2008); Soyugenc v. International Rectifier Corp., No. BC396855 (filed Aug. 22, 2008); and Guttman v. International Rectifier Corp., No. BC396818 (filed Aug. 22, 2008).  The lawyers that filed the Zhao complaint also filed the complaints in Gerber, Ly, and Soyugenc.  On August 22, 2008, United Union of Roofers, Waterproofers & Allied Workers Local Union No. 8 (“United Union”) filed a motion for consolidation and for appointment as lead plaintiff.  In support of its motion, United Union argues that each action asserts similar claims, that United Union is the only institutional plaintiff, and that United Union’s attorneys are qualified to serve as lead counsel for the class.  The Company expects to join United Union’s motion for consolidation but likely will take no position as to the appointment of lead plaintiff.

None of the actions seeks damages against the Company.  The Company believes that the actions are without merit.  The Company intends to oppose all of these actions vigorously.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits .

Furnished herewith is Exhibit 99.1:  Press release, dated August 29, 2008, issued by International Rectifier Corporation (“Company”) in response to the unsolicited proposal received August 15, 2008 from Vishay Intertechnology, Inc. (“Vishay”) and a subsequent letter received from Vishay on August 25, 2008.

Furnished herewith is Exhibit 99.2:  A copy of the internal employee memorandum issued by the Company to its employees on August 29, 2008 regarding the Company’s response to the unsolicited proposal received August 15, 2008 from Vishay.

Furnished herewith is Exhibit 99.3:  Press release, dated August 29, 2008, issued by the Company announcing the annual meeting date for its 2007 annual meeting.

Furnished herewith is Exhibit 99.4:   Press Release, dated August 29, 2008, issued by the Company providing an update on the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2008	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Tim Bixler
	Name:	Tim Bixler
	Title:	Vice President, General Counsel and Secretary